Exhibit 99.1

Nortek Reports Second-Quarter 2014 Results
Demand for Home Security and Commercial Air Management Products Drives 14% Net Sales Growth
Providence, RI, August 4, 2014 - Nortek, Inc. (Nasdaq: NTK), a global diversified company with leading brands and innovative air management and technology-driven products and solutions for residential and commercial applications, today announced financial results for the three months ended June 28, 2014.
Second-Quarter 2014 Consolidated Highlights

•
Net sales increased to $718.6 million, from $630.7 million in the second quarter of 2013. The Company’s acquisition of Thomas & Betts’ HVAC business (“Reznor”) contributed $23.8 million to net sales during the second quarter of 2014.

•
GAAP operating loss was $32.1 million, compared with GAAP operating earnings of $40.4 million in the second quarter of 2013. Second-quarter 2014 GAAP operating loss includes the impact of a $80.4 million non-cash impairment charge related to the Company’s audio-video businesses, which were previously included in the Technology Solutions segment; the combined results of the audio-video businesses are now reported as the AV segments.

•	Adjusted operating earnings* were $59.2 million, compared with $50.5 million in the second quarter of 2013. Adjusted operating margin increased to 8.2%, from 8.0% a year earlier.

•
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)* rose to $88.6 million, from $81.5 million in the second quarter of 2013. Adjusted EBITDA margin decreased to 12.3% from 12.9% a year earlier.

•
The acquisition of Reznor, which closed on April 30, contributed a $1.4 million GAAP operating loss and a $1.0 million adjusted operating loss including the impact of accounting for the fair value of assets acquired and liabilities assumed. Reznor contributed $2.8 million to the increase in adjusted EBITDA for the second quarter.

•	GAAP net loss was $46.2 million, or $2.97 loss per diluted share, compared with GAAP net income of $11.5 million, or $0.73 earnings per diluted share, in the second quarter last year.

•
Net cash used in operating activities was $7.9 million, compared with $28.3 million of net cash provided by operating activities in the second quarter of 2013. Capital expenditures were $10.4 million, compared with $11.2 million in last year’s second quarter. Resulting free cash flow was negative $18.3 million, compared with positive $17.1 million in the second quarter of 2013.

•	As of June 28, 2014, Nortek had $91.3 million of unrestricted cash and cash equivalents on its balance sheet, compared with $80.9 million on December 31, 2013.

•	As of June 28, 2014, Nortek had $95.0 million of borrowings outstanding under its ABL facility, compared with no borrowings on December 31, 2013.

•	The increase in ABL facility borrowings, compared with December 31, 2013, primarily related to the funding of seasonal working capital needs.

* See appendix for reconciliation to most comparable GAAP equivalent.
Management Comments on the Second Quarter
“Nortek’s sales growth accelerated in the second quarter, driven by strong demand for our home security and automation products, as well as our air management solutions for non-residential applications,” said President and Chief Executive Officer Michael J. Clarke. “The Reznor business we acquired during the second quarter also contributed to our growth.”
“Net sales were up from the second quarter last year in all five of our major business segments reflecting organic and acquisition related growth,” Clarke said. “Adjusted EBITDA margins increased year-over-year in our Technology Solutions (TECH), Custom and Engineered Solutions (CES), Residential Heating and Cooling (RHC) and Display Mount Solutions (DMS) segments.”

“In the Residential Ventilation (RESV) segment, net sales were up slightly from the same period last year, led by higher sales in the U.S. into the appliance and retail channels,” Clarke said. “In the RHC segment, sales of residential HVAC products were down slightly year-over-year following a strong first quarter. Net sales for RHC as a whole increased to $159.9 million, from $137.3 million in the second quarter of 2013, driven by sales contributed from the Reznor acquisition.”
“Our TECH segment, which now excludes our audio-video businesses, had a strong quarter, driven by increased shipments of security, home automation and access control products, in part due to a shift in order timing from the first to the second quarter by one of our major customers,” said Clarke. “Net sales in the TECH segment increased 46.7% to $161.5 million, from $110.1 million in the second quarter last year. This represented strong growth even after considering the shift in order timing.”
“Our DMS segment posted its third consecutive quarter of year-over-year growth, as sales increased slightly to $69.3 million from $69.0 million in the second quarter of 2013,” Clarke said. “Net sales in our CES segment increased 16.2% to $139.4 million, from $120.0 million in the year-earlier period reflecting solid growth in demand for our products in the semiconductor cleanroom, data center and commercial office markets.”
“The majority of our segments improved their adjusted EBITDA margins in the second quarter,” said Clarke. “This improvement reflected the benefit we realized from the leverage of our fixed expenses on higher sales levels, the lower costs achieved as a result of our strategic sourcing initiatives and a planned favorable mix shift in our DMS segment.”
“Management has made the strategic decision to separately manage the audio-video businesses that were previously part of our TECH segment,” Clarke said. “We are focusing on the structure of the businesses and improving operational efficiencies to best position the businesses for the future.”
Management Comments on the Outlook
“Nortek is on track to achieve solid growth and improved profitability in 2014,” Clarke said. “We expect to see improvement in our residential markets in the second half, with a sense of caution in light of some of the recent housing-related forecasts. We are also cautious in our overall outlook for non-residential construction activity in the second half. Recognizing the challenging market environment, we are focused on driving growth across the business. At the same time, we expect to realize a portion of the benefits of our operational initiatives this year with the balance being achieved over the next couple of years. As a result, Nortek is well-positioned to continue delivering improved results, especially as our end markets pick up.”
Conference Call Details
Nortek has scheduled a conference call to review its second-quarter 2014 results tomorrow, August 5, 2014, at 10:00 a.m. ET. Those who wish to listen to the conference call webcast should visit the Investor Relations section of the Company’s website at www.nortekinc.com. The live call also can be accessed by dialing (877) 709-8155 or (201) 689-8881 prior to the start of the call. For those who are unable to listen to the live call, the webcast will be archived on the Company’s website. An accompanying slide presentation also will be available on the website.
About Nortek
Nortek is a global, diversified company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. The Company’s broad array of offerings includes audio/video and security solutions, digital display mounting solutions, ventilation products such as range hoods and bathroom fans, heating and cooling products, and air management systems.
As used herein, the term "Nortek" refers to Nortek, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

Safe Harbor Statement
In this press release, we discuss and analyze the results of operations and financial condition of Nortek, Inc. and its wholly owned subsidiaries. In addition to historical information, we also make statements relating to the future, called “forward-looking” statements, which are provided under the “safe harbor” protection of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "intend," "may," "plan," "potential," "project," "should," or "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on Nortek's current plans and expectations and involve risks and uncertainties, over which we have no control, that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and operating results to differ include: the availability and cost of certain raw materials (including, among others, steel, copper, packaging materials, plastics, resins, glass, wood and aluminum) and purchased components; freight costs; global economic conditions and the level of domestic and foreign construction and remodeling activity affecting residential and commercial markets; interest rates; employment levels; inflation; foreign currency fluctuations; foreign economic and political conditions; consumer spending levels; exposure to foreign economies; the rate of sales growth; prices; competition; maintaining good relationships with customers and suppliers; weather fluctuations; acquisition and integration risks; the success of our operational improvement initiatives; labor disruptions; increased costs associated with regulatory compliance; changes in tax law; our ability to service our indebtedness; and product and warranty liability claims. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nortek undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, readers are urged to carefully review and consider the reports and filings of Nortek with the Securities and Exchange Commission including the description of "risk factors" set forth under Item 1A in our Annual Report on Form 10-K and any further disclosures the Company makes on related subjects in subsequent reports filed with the SEC.

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

	For the second quarter ended
	June 28, 2014	June 29, 2013
	(Dollar amounts in millions, except per share data)

Net Sales	$718.6	$630.7
Cost of products sold	508.8	443.3
Gross profit	209.8	187.4
Selling, general and administrative expense, net	146.3	133.4
Impairment of long-lived assets and goodwill	80.4	—
Amortization of intangible assets	15.2	13.6
Operating (loss) earnings	(32.1)	40.4
Net interest expense	(26.6)	(24.7)
Loss from debt retirement	(1.8)	—
(Loss) earnings before (benefit) provision for income taxes	(60.5)	15.7
(Benefit) provision for income taxes	(14.3)	4.2
Net (loss) earnings	$(46.2)	$11.5

Basic (loss) earnings per share	$(2.97)	$0.75

Diluted (loss) earnings per share	$(2.97)	$0.73

Weighted Average Common Shares:
Basic	15,557,173	15,364,679
Diluted	15,557,173	15,849,867

The accompanying notes are an integral part of this unaudited condensed consolidated summary of operations.

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

(A)
Nortek, Inc. (“Nortek”) and all of its wholly owned subsidiaries, collectively the “Company,” is a global, diversified company whose many market-leading brands deliver broad capabilities and a wide array of innovative, technology-driven products and solutions for lifestyle improvement at home and at work. Operating within five primary reporting segments, the Company manufactures and sells, primarily in the United States, Canada and Europe, with additional manufacturing in China and Mexico, a wide variety of products for the remodeling and replacement markets, the residential and commercial new construction markets, the manufactured housing market, and the personal and enterprise computer markets.

The Company operates on a calendar year, and each interim period is comprised of two 4-week periods and one 5-week period, with each week ending on a Saturday. The Company's fiscal year always begins on January 1 and ends on December 31. As a result, the Company's first and fourth quarters may have more or less days included than a traditional 4-4-5 fiscal calendar, which consists of 91 days. The three months ended June 28, 2014 ("second quarter of 2014") and June 29, 2013 ("second quarter of 2013") each include 91 days.

The accompanying unaudited condensed consolidated summary of operations reflects the accounts of Nortek and all of its wholly-owned subsidiaries after elimination of intercompany accounts and transactions. Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current year presentation.

This unaudited condensed consolidated summary of operations should be read in conjunction with the consolidated financial statements and the notes included in the Company's latest annual report on Form 10-K, as may be updated by quarterly reports on Form 10-Q, and current reports on Form 8-K as filed with the Securities and Exchange Commission.

(B)
The Company has supplemented the reporting of financial information determined under U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures, which the Company refers to as "adjusted" measures, including adjusted operating earnings and adjusted EBITDA (earnings before interest, taxes, depreciation and amortization). Adjusted operating earnings is defined as operating earnings as reported, adjusted to exclude certain cash and non-cash, non-recurring items that are otherwise included in operating earnings. Adjusted EBITDA is defined as adjusted operating earnings, further adjusted to exclude depreciation and amortization expense, and share-based compensation expense.

Adjusted operating earnings and EBITDA are not defined terms under GAAP. Neither should be considered as an alternative to operating earnings or net earnings (loss) as a measure of operating results. There are material limitations associated with making the adjustments to the Company's earnings to calculate adjusted operating earnings and EBITDA, and using these non- GAAP financial measures as compared to the most directly comparable GAAP financial measures. For instance, adjusted operating earnings and EBITDA do not include:

•	interest expense, and, because the Company has borrowed money in order to finance its operations, interest expense is a necessary element of the Company's costs and ability to generate revenue;

•	income tax expense, and because the payment of taxes is part of the Company's operations, tax expense is a necessary element of its costs and ability to operate; or

•	certain cash and non-cash, non-recurring items, and, because such non-recurring items can, at times, affect the Company's operating results, the exclusion of such items is a material limitation.

Further, adjusted EBITDA does not include depreciation and amortization expense, and, because the Company uses capital assets, depreciation and amortization expense is a necessary element of its costs and ability to generate revenue.

The Company presents adjusted operating earnings and EBITDA because it considers them important supplemental measures of its performance and believes they are frequently used by the Company's investors and other interested parties, as well as by management, in the evaluation of other companies in its industry. In addition, adjusted operating earnings and EBITDA provide additional information used by the Company's management and Board of Directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes that adjusted operating earnings and EBITDA facilitate operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).

While adjusted operating earnings and EBITDA are frequently used as measures of operations and the ability to meet debt service requirements by other companies, the Company’s use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies. These non-GAAP financial measures reflect an additional way of viewing aspects of operations that, when viewed with GAAP results, provide a more complete understanding of the business. The

NORTEK, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED SUMMARY OF OPERATIONS

company strongly encourages investors and shareholders to review company financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The following table reconciles operating earnings to adjusted operating earnings and EBITDA for the second quarters ended June 28, 2014 and June 29, 2013:

	For the second quarter ended
	June 28, 2014	June 29, 2013
	(Dollar amounts in millions)

Operating earnings	$(32.1)	$40.4
Restructuring and transformation charges (a)	7.7	8.4
Other Adjustments:
Non-cash impairment charges	80.4	—
Non-recurring losses (b)	(0.3)	0.5
Acquisition fees and expenses	3.7	1.5
Gain on sale of assets	(0.1)	—
Joint venture (income) loss	—	(0.6)
Net foreign exchange losses (c)	(0.1)	0.3
Subtotal - Other Adjustments	83.6	1.7
Adjusted Operating Earnings	59.2	50.5
Depreciation and amortization expense	27.2	26.3
Share-based compensation expense	2.2	4.7
Adjusted EBITDA (d)	$88.6	$81.5

(a)
Includes all restructuring charges, including severance, relocation and transformation/transition costs. Costs associated with these activities for the second quarters ended June 28, 2014 and June 29, 2013 were as follows:

	For the second quarter ended
	June 28, 2014	June 29, 2013
	(Dollar amounts in millions)
Subsidiary Combinations	$0.7	$3.8
Manufacturing Rationalization & Relocation Initiatives	3.2	0.5
Warehousing & Distribution Consolidation	0.2	—
Other operational improvement initiatives	3.6	4.1
	$7.7	$8.4

(b)	For the second quarter ended June 28, 2014, this amount includes accretion of approximately $(0.3) million to record leasehold fair value adjustments.
For the second quarter ended June 29, 2013, this amount includes (1) approximately $0.6 million of charges within the TECH segment related to the decision to discontinue certain product lines, and (2) accretion of approximately $(0.1) million to record leasehold fair value adjustments.

(c)	Non-cash foreign exchange (gains) losses relate to intercompany debt not indefinitely invested in our subsidiaries.

(d)
See the Company's Form 10-Q for the quarterly period ended June 28, 2014 for information pertaining to the pro forma effect of acquisitions, which is not reflected in the above presentation of Adjusted EBITDA.